UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2006

CENTURY PROPERTIES GROWTH FUND XXII

(Exact name of Registrant as specified in its charter)

California	0-13418	94-2939418
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation or	File Number	Identification Number)
Organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Century Properties Growth Fund XXII, a California limited partnership (the “Registrant”), owns a 100% interest in Plantation Creek CPGF 22 L.P., a Delaware limited partnership (the “Partnership”). The Partnership owns Plantation Creek Apartments (“Plantation Creek”), a 484-unit apartment complex located in Atlanta, Georgia.  As previously disclosed, on March 13, 2006 the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, TVO Real Estate Corporation, an Illinois Corporation (the “Purchaser”), to sell Plantation Creek to the Purchaser for a total sales price of $27,000,000.

As previously disclosed, on April 11, 2006, the Purchaser terminated the Purchase Agreement.

On May 30, 2006, the Partnership and the Purchaser entered into a Reinstatement and First Amendment to Purchase and Sale Contract (the “First Amendment”), a copy of which is filed herewith as an exhibit.  The First Amendment effectively reinstated the Purchase Agreement according to the terms and conditions as previously disclosed in the Registrant’s Current Report on Form 8-K dated March 13, 2006 with the following modifications:

PURCHASE PRICE.  The total purchase price is $25,000,000 (reduced from $27,000,000).  The Purchaser will deliver a non-refundable additional deposit of $250,000 to the escrow agent by June 2, 2006.

CLOSING.  The expected closing date of the transaction is June 26, 2006. The Purchaser has the right to extend the closing date until July 10, 2006 by delivering written notice to the Partnership no later than 14 days prior to June 26, 2006.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.28

Reinstatement and First Amendment to Purchase and Sale Contract between Plantation Creek CPGF 22 L.P., a Delaware limited partnership, and TVO Real Estate Corporation, an Illinois Corporation, dated May 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES GROWTH FUND XXII

By:

FOX PARTNERS IV

General Partner

By:

FOX CAPITAL MANAGEMENT CORPORATION

Managing General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

Date:

June 1, 2006